DealerTrack Announces Pricing of Private Offering of $175 Million of 1.50% Senior Convertible Notes

NEW YORK, February 28, 2012 /PRNewswire

DealerTrack Holdings, Inc. (Nasdaq: TRAK) ("DealerTrack") announced today the pricing of its private offering of $175 million aggregate principal amount of 1.50% senior convertible notes due 2017 (the “Notes”) to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). DealerTrack has granted the initial purchasers of the Notes an option to purchase, within a 13 day period beginning on, and including, the date it first issues the Notes, up to an additional $25 million aggregate principal amount of Notes. The offering is expected to close on March 5, 2012, subject to certain closing conditions.

The Notes will be DealerTrack's senior unsecured obligations, subordinated in right of payment to existing and future secured senior indebtedness. The Notes will bear interest at a rate of 1.50% per year, payable semi-annually in cash on March 15 and September 15 of each year, beginning on September 15, 2012. DealerTrack will not have the right to redeem the Notes prior to maturity. The Notes will mature on March 15, 2017, unless earlier repurchased or converted. In the event of a fundamental change prior to maturity, the holders of the Notes will have the ability to require DealerTrack to repurchase all or any portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest.

Prior to October 15, 2016, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders will receive, at DealerTrack’s discretion, cash, shares of DealerTrack common stock or a combination thereof. The initial conversion rate will be 26.7618 shares of DealerTrack common stock (subject to customary adjustments) per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $37.37 per share of DealerTrack common stock, which represents a conversion premium of approximately 33.50% to the closing sale price of $27.99 per share of DealerTrack common stock on the NASDAQ Global Select Market on February 28, 2012. In addition, following certain corporate transactions that occur prior to the maturity date, DealerTrack will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate transaction.

In connection with the offering of the Notes, DealerTrack has entered into one or more privately negotiated convertible note hedge transactions with one or more dealers, which may include one or more of the initial purchasers of the Notes or their respective affiliates (the "hedge counterparties"). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments, the number of shares of DealerTrack common stock that will initially underlie the Notes. DealerTrack has also entered into separate privately negotiated warrant transactions with the hedge counterparties.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions, the hedge counterparties and/or their affiliates expect to purchase DealerTrack common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to DealerTrack common stock concurrently with, or shortly after, the pricing of the Notes. In addition, the hedge counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to DealerTrack common stock and/or by purchasing or selling DealerTrack common stock in open market transactions and/or privately negotiated transactions following the pricing of the Notes from time to time (and are likely to do so during any conversion period related to a conversion of Notes). Any of these hedging activities could also increase, decrease or prevent a decline in, the market price of DealerTrack common stock.

DealerTrack estimates that the net proceeds from the offering of the Notes will be approximately $169.1 million (or approximately $193.3 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers' fees and estimated offering expenses. In addition, DealerTrack expects to receive proceeds from the sale of the warrants described above. DealerTrack expects to use a portion of the net proceeds from the offering of the Notes and the proceeds from the sale of the warrants to fund the cost of the convertible note hedge transactions. DealerTrack expects to use the remaining net proceeds from the offering of the Notes for working capital and general corporate purposes, which may include, among other things, repayment of existing indebtedness, acquisitions and investments.

The Notes and the shares of DealerTrack common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, the Notes or the shares of DealerTrack common stock issuable upon conversion of the Notes, if any, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding the proposed terms of the Notes, the size of the Notes offering, the potential effects of the convertible note hedges and warrant transactions, and the expected use of the proceeds of the sale of the Notes, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Forward looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "will" or "intend" and similar expressions. The forward-looking statements contained herein reflect DealerTrack’s current views with respect to future events and are based on DealerTrack’s currently available data and on current business plans. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include, but are not limited to: economic factors such as changes in interest rates, political instability, or currency exchange rate fluctuations; regulatory factors such as unfavorable changes in governmental regulations; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (the “SEC”), including, without limitation, DealerTrack’s Annual Report on Form 10-K for the year ending December 31, 2011. These filings can be found on DealerTrack's website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.